Exhibit 99.1

Galaxy Digital Inc. Announces Pricing of $3.507 Billion of Senior Secured Notes

New York, NY – July 23, 2026 – Galaxy Digital Inc. (NASDAQ: GLXY) (“Galaxy” or the “Company”), a global leader in digital assets and data center infrastructure, today announced that its indirect wholly owned subsidiary, Galaxy Helios Data Centers II LLC (the “Issuer”), has priced a $3.507 billion private offering (the “Offering”) of 9.875% senior secured notes due 2031 (the “Notes”). The Offering is expected to close on July 28, 2026, subject to market and other conditions.

The Issuer intends to use the net proceeds from the Offering to finance a portion of the development and construction of two buildings containing eight data halls with a combined total of 400 megawatts (“MW”) of utility capacity and 260 MW of critical IT capacity (the “Project”) to be built on an approximately 260-acre property in Dickens County, Texas and to fund debt service reserves.

The Notes will bear interest at a rate of 9.875% per annum payable semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on February 1, 2027 and will mature on August 1, 2031. The Notes will amortize at a rate of 4.00% per annum of the original principal amount subject to adjustment, with amortization payments payable semi-annually with the first payment date to occur at least ten months after the completion of the Project.

The Notes will be fully and unconditionally guaranteed by Galaxy Helios II LLC, a wholly owned direct subsidiary of the Issuer (the “Guarantor”), and will constitute the senior secured obligations of the Issuer and the Guarantor. The Notes and related note guarantee will be secured by first-priority liens on (i) substantially all assets of the Issuer and the Guarantor, other than certain excluded property and (ii) all equity interests of the Issuer held by the direct parent company of the Issuer.

The Offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the Offering may be completed.

The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Galaxy

Galaxy Digital Inc. (Nasdaq: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we develop and operate cutting-edge data center infrastructure to power AI and HPC workloads. Our 1.63 GW Helios campus in Texas positions Galaxy among the largest and fastest-growing data center developers in North America. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East, and Asia.

Forward Looking Statements

This press release includes forward-looking statements, including statements relating to the completion, size and timing of the Offering, the terms of the Notes and the intended use of proceeds. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the satisfaction of the closing conditions related to the Offering and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the SEC. The Issuer may not consummate the proposed Offering described in this press release and, if the proposed Offering is consummated, cannot provide any assurances regarding the final terms of the Offering or the Notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and the Company does not undertake to update the statements included in this press release for subsequent developments, whether as a result of new information, future events, or otherwise, except as may be required by law.

Contacts:

Investor Relations Contact:

Jonathan Goldowsky
Investor.Relations@galaxy.com

Media Relations Contact:

Michael Wursthorn
media@galaxy.com